UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   May 21, 2009

EMTA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136583	41-2145746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7430 E. Butherus, Suite D, Scottsdale, AZ		85260
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		480-222-6222

Copies to:

Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.

On May 21, 2009, in order to better reflect our mission statement and product base the Board of Directors of EMTA Holdings, Inc. (the “Company”), consistent with the Bylaws and the provisions of Nevada Corporate Law, completed a merger with our wholly-owned subsidiary, Green Planet Group, Inc. As a result, we have changed our name from “EMTA Holdings, Inc.” to “Green Planet Group, Inc.”   The Board of Directors voted unanimously to change our name from EMTA Holdings, Inc. to Green Planet Group, Inc.  On May 22, 2009, the Company filed the Articles of Merger pursuant to NRS 92A.200 with the Secretary of State of Nevada. A copy of the Certificate of Merger is attached hereto as Exhibit 3.1.  In conjunction with this merger the Boards of Directors of each company adopted an Agreement and Plan of Merger, attached hereto as Exhibit 3.2.

The ticker symbol for our Common Stock, which is listed on the NASDAQ Bulletin Board, is presently EMHD; however, we have made an application to FINRA to have a new symbol assigned to our Green Planet Group, Inc. Common Stock.  In connection with the merger, the CUSIP number for the Common Stock is changing to: 393225 10 7.

Item 9.01	Financial Statements and Exhibits.

Exhibit Index

3.1	Articles of Merger dated May 22, 2009
3.2	Agreement and Plan of Merger dated May 21, 2009, by and between the Company and Green Planet Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   June 1, 2009

EMTA HOLDINGS, INC.

By:	/s/ Edmond L. Lonergan

Edmond L. Lonergan
President / Chief Executive Officer